December 29, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by The Asia Tigers
Fund, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR, as part of the Form N-SAR of The Asia Tigers Fund, Inc. dated
December 29, 2017. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA


































EX-99.77K: Changes in registrant's certifying accountant

Resignation of independent registered public accounting firm
On August 8, 2017, PricewaterhouseCoopers LLP
("PwC") resigned as the independent registered public accounting firm for The Asia Tigers Fund, Inc. (the
"Fund").
The reports of PwC on the Fund's financial statements as of and for the fiscal years ended October 31, 2016 and October 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the Fund's fiscal years ended October 31, 2016 and October 31, 2015 and the subsequent interim period through August 8, 2017, there were no disagreements between the Fund and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Fund for such years.
During the Fund's fiscal years ended October 31, 2016 and October 31, 2015 and the subsequent interim period through August 8, 2017, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-
K under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).
The Fund has provided PwC with a copy of the foregoing disclosures and has requested that PwC furnish it with a letter addressed to the Securities and Exchange
Commission stating whether it agrees with the statements made by the Fund set forth above. A copy of PwC's letter dated December 29, 2017 is filed as an exhibit to this Form N-SAR.